Exhibit 10.4

STANDARD SUBLEASE

(NOTE: DO NOT USE IF LESS THAN ENTIRE PREMISES ARE BEING SUBLET. FOR SITUATIONS WHERE THE PREMISES ARE TO BE OCCUPIED BY MORE THAN ONE TENANT OR SUBTENANT USE THE “STANDARD SUBLEASE-MULTI-TENANT” FORM)

1.                         Basic Provisions (“Basic Provisions”).

1.1                  Parties: This Sublease (“Sublease”), dated for reference purposes only July 26, 2004, is made by and between Marlog Cargo USA, Inc., a California corporation dba “Schumacher Cargo Lines” (“Sublessor”) and OMP, Inc., a Delaware corporation (“Sublessee”), (collectively the “Parties”, or individually a “Party”).

1.2      Premises: That certain real property, including all improvements therein, and commonly known by the street address of 2205 E. Carson Street., Units B-1 & B-2, Carson 90810 located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property) an approximately 19,275 square foot portion of a larger multi-tenant concrete tilt-up industrial building (“Premises”).

1.3      Term: four (4) years and three (3) months commencing August 1, 2004 (“Commencement Date”) and ending October 31, 2008 (“Expiration Date”).

1.4                  Early Possession: July 30, 2004 (“Early Possession Date”).

1.5                  Base Rent: $12,143.25 per month (“Base Rent”), payable on the first (1st) day of each month commencing September 1, 2004.

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. SEE ADDENDUM PARAGRAPH 14.

1.6                  Base Rent and Other Monies Paid Upon Execution:

(a)                     Base Rent: $12,143.25 for the period

(b)                     Security Deposit: $12,143.25 (“Security Deposit”).

~~(c)      Association Fees: $                                           for the period~~

(d)                      Other: $2,447.93 for September 1, 2004 to September 30, 2004 Operating Expenses. Sublessee shall pay on a pro-rated basis its share of Operating Expenses for the month of August 2004.

(e)                     Total Due Upon Execution of this Lease: $26,734.43

1.7                  Agreed Use: General administrative, office, freight forwarding, and uses related thereto.

1.8                  Real Estate Brokers:

(a)                      Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this

[ILLEGIBLE]
INITIALS	INITIALS

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transaction (check applicable boxes):

☒ The Klabin Company - Courtney Bell represents Sublessor exclusively (“Sublessor’s Broker”);

☒ Penta Pacific - Jacquelyn Smith represents Sublessee exclusively (“Sublessee’s Broker”); or

☐                                                  represents both Sublessor and Sublessee (“Dual Agency”).

(b)                      Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (~~or if there is no such agreement, the sum of       or      % of the total Base Rent) for the brokerage services rendered by the Brokers.~~

1.9                  Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by                                                                                                                                                                      (“Guarantor”).

1.10           Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

☒ an Addendum consisting of Paragraphs 14 through 15;

☐ a plot plan depicting the Premises;

☐ a Work Letter;

☒ a copy of the Master Lease;

☐ other (specify):

                                                                                                                                                                                                               .

2.                         Premises.

2.1                  Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2                  Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs, (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), ~~and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee,~~ shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense.

2.3                  Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such non-compliance, rectify the same, notwithstanding Sublessee’s maintenance and repair obligations.

2.4                  Acknowledgements. Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use. (b) Sublessee has made such investigation as it deems necessary with reference to such matters and

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assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5                    Americans with Disabilities Act. In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor’s expense ☒ Sublessee’s expense.

3.                          Possession.

3.1                    Early Possession. if Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.2                    Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts. Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Section 2.2 Pa~~ragraph~~-3.~~3~~ of the Master Lease (as modified by Paragraph 7.3 of this Sublease), provided that the second sentence of Section 2.2 is not incorporated into this Sublease.

3.3                    Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence. Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4.                          Rent and Other Charges.

4.1                    Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2                    Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5.                          Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Section 1.6 of this Sublease. ~~Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).~~ Sublessor shall return the Security Deposit to Sublessee within thirty days after the expiration or termination of this Sublease.

6.                          Agreed Use. The Premises shall be used and occupied only for general administrative, office, freight forwarding, and uses related thereto and for no other purpose.

7.                          Master Lease.

7.1                    Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease”, wherein Cypress - Southbay, LLC is the lessor, hereinafter the “Master Lessor”.

7.2                    This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3                    The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for ~~these~~ the following provisions of the Master Lease: ~~which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease.~~

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1.5, 1.8, 1.9, 1.11, 1.12, 2.3, 2.4, Article 3, Sections 6.1, 10.4, and the Construction Rider.

Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” ~~“Lessor”~~ is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Tenant” ~~“Lessee”~~ is used it shall be deemed to mean the Sublessee herein.

7.4                    During the term of this Sublease, ~~and for all periods subsequent for obligations which have arisen prior to the termination of the Sublease~~, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for ~~the following paragraphs which-are excluded therefrom:~~ as provided in Section 7. 3 above.

7.5                    The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

7.6                    Sublessee shall hold Sublessor and Master Lessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

7.7                    Sublessor agrees to maintain the Master Lease in full force and effect during the entire term of this Sublease, and will not amend the same without the consent of Sublesses subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

7.8                    Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease, and that a full and complete copy of the Master Lease is attached hereto.

8.                          Assignment of Sublease and Default.

8.1                    Sublessor hereby assigns and transfers to Master Lessor Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

8.2                    Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor’s obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations. Notwithstanding the foregoing, if Master Leasor assumes Sublessor’s position under this Sublease, Sublessor shall remain liable to Sublessee for all events arising prior to such assumption.

8.3                    Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4                    No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9.                          Consent of Master Lessor.

9.1                    In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof. Master Lessor signs this Sublease

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thereby giving its consent to this Subletting.

9.2                    In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Mastor Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

9.3                    In the event that Master Lessor does give such consent then:

(a)                      Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b)                     The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c)                      The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d)                     In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

(e)                      Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liabitity.

(f)                        In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, unless actually received by Master Lessor nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g)                     ~~Unless directly contradicted by other provisions of this Sublease~~, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease ~~(see Paragraph 39.2 of the Master Lease)~~.

9.4                    The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5                    Master Lesser acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect and a full and complete copy is attached hereto.

9.6                    In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

~~40.                    Additional Brokers Commissions.~~

            ~~10.1     Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.~~

            ~~10.2       Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.~~

          ~~10.3    Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to~~

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~~extend or renew, upon the execution of any new lease, or, in the event of a purchase at the close of escrow.~~

           ~~10.4     Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third party beneficiary of this paragraph 10.~~

11.                    Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other then the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

12.                    Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. ~~In addition, Sublessor shall be entitled to attorney’s fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).~~

13.                    No Prior or Other Agreements; Broker Disclaimer. This Sublease and addendum attached hereto contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective: unless signed by all parties. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.                          SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2.                          RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

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Executed at:	Paramount, CA	Executed at:
On:		On:

By Sublessor:		By Sublessee:
Marlog Cargo USA, Inc., California		OMP, Inc., a Delaware corporation
corporation dba “Schumacher Cargo Line”

By:	/s/ Martin Baker	By:	/s/ Curtis A. Cluff
Name Printed:	Martin Baker	Name Printed:	Curtis A. Cluff
Title:	President	Title:	CFO, SVP

By:	/s/ Andrew Howden	By:
Name Printed:	Andrew Howden	Name Printed:
Title:	Secretary	Title:
Address:	15501 Texaco Avenue	Address:	310 Golden Shore
Paramount, CA 90723		Long Beach, CA 90802
Telephone:	(562) 408.6677	Telephone:	(562)628.1107
Facsimile:	(562) 408.6636	Facsimile:	(562)628.1008
Federal ID No.		Federal ID No.

BROKER:		BROKER:

The Klabin Company		Penta Pacific

Attn:	Courtney Bell
Title:	Agent	Attn:	Jacquelyn Smith
Address:	39750 S. Vermont Avenue, Suite 100	Title:
Torrance, CA 90502		Address:	9500 Norwalk Boulevard
Telephone:	(310)329.9000	Santa Fe Springs, CA 90670
Facsimile:	(310)329.9088	Telephone:	(562)699.1922
Federal ID No.		Facsimile:	(562)699.6763
Federal ID No.

Consent to the above Sublease is hereby given.

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CONSENT TO THE ABOVE SUBLEASE IS HEREBY GIVEN.

Executed at:	Executed at:
On:	On:

By Master Lessor:		~~By Guarantor(s):~~
Cypress - Southbay, LLC; By Cypress		~~By:~~
Management Company, Inc., a California		~~Name Printed:~~
Corporation, Manager
~~Address:~~
By:	/s/ Brian J. Harvey
Name Printed:	Brian J. Harvey
Title:	President
~~By:~~
~~Name Printed:~~
By:
Name Printed:		~~Address:~~
Title:
Address:	10940 Wilshire Boulevard, Suite 1900
Los Angeles, CA 90024
Telephone:	(310) 208.8077
Facsimile:	(310) 208.8127
Federal ID No.

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

© Copyright 1997 By AIR Commercial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM TO STANDARD SUBLEASE
BY AND BETWEEN
MARLOG CARGO USA, INC., A CALIFORNIA CORPORATION
DBA “SCHUMACHER CARGO LINES” (SUBLESSOR)
AND
OMP, INC., A DELAWARE CORPORATION (SUBLESSEE)
FOR THE PROPERTY LOCATED AT
2205 E. CARSON STREET, UNITS B-1 & B-2, CARSON, CA 90810
DATED: JULY 26, 2004

14.                  BASE RENT: The Monthly Base Rent shall be payable pursuant to the following rent schedule:

August 1, 2004 to August 31, 2004:	Free of Base Rent
September 1, 2004 to September 30, 2006:	$12,143.00
October 1, 2006 to October 31, 2008:	$12,914.25

15.                  INDEMNITY: Sublessor and Sublessee do hereby agree to indemnify and hold the Klabin Company harmless from any liability or damages in connection with this Sublease as the drafting party. Sublessor and Sublessee are hereby advised by broker to obtain legal counsel’s advice, review, and approval prior to executing this sublease.

16.                  HAZARDOUS MATERIALS: Sublessor represents and warrants that, to the best of its knowledge, the Property is free from Hazardous Materials, as defined in the Master Lease, and that Sublessor is currently and has been in full compliance with the provisions regarding Hazardous Materials set forth in the Master Lease. Sublessor will fully indemnify and defend Sublessee from any claims, losses, damages or causes of action arising from a breach of the foregoing warranty.

INDUSTRIAL REAL ESTATE LEASE

BETWEEN

CYPRESS-SOUTHBAY, LLC

AND

MARLOG CARGO USA, INC.

for

2205 E. CARSON STREET, UNITS B-l AND B-2,
CARSON, CALIFORNIA

JULY 29, 2003

INDUSTRIAL REAL ESTATE LEASE
(MULTI-TENANT PROJECT NET LEASE)

ARTICLE ONE:      BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.1                    Date of Lease:  July 29, 2003

Section 1.2                      Landlord:  Cypress-Southbay, LLC, a California limited liability company

Address of Landlord:                          10940 Wilshire Boulevard, Suite 1900, Los Angeles, California 90024

Section 1.3                     Tenant:   Marlog Cargo USA, Inc., a California corporation, d/b/a “Schumacher Cargo Lines”

Address of Tenant:                                               2205 E. Carson Street, Unit B-l, Carson, California

Section 1.4                      Property:  The “Property” shall refer to 2205 E. Carson Street, Units B-l and B-2, Carson, California, which Property is part of a multi-tenant property development (the “Project”). The Project consists of three (3) buildings known as building A (2203 E. Carson Street), building B (2205 E. Carson Street), and building C (2207 E. Carson Street). The Property is part of building B. The Project includes the land, the buildings, and all other improvements located on the land, and the Common Areas described in Paragraph 6.7, for all three (3) buildings. The Property consists of approximately nineteen thousand two hundred seventy-five (19,275) square feet, which square feet consist of approximately fifteen thousand five hundred ninety-three (15,593) square feet of ground floor warehouse area, ninety-five (95) square feet of ground floor common electrical room area, two thousand four hundred forty-seven (2,447) square feet of ground floor office area, and one thousand one hundred forty (1,140) square feet of second floor mezzanine office area. Additionally, there is currently existing unimproved second floor mezzanine area consisting of approximately one thousand one hundred forty-six

(1,146) square feet (“New Mezzanine Area”). If Tenant improves such New Mezzanine Area pursuant to Section 3.5, then Tenant shall commence paying Base Rent and additional rent for such New Mezzanine Area pursuant to Section 3.5.

Section 1.5                     Lease Term:  Sixty-two (62) months beginning on September 1, 2003 (“Commencement Date”) and ending on October 31, 2008.

Section 1.6                     Permitted Uses:   (See Article Five) General administrative, office, freight forwarding, and uses related thereto.

Section 1.7                     [intentionally deleted]

Section 1.8                     Initial Security Deposit:   (See Section 3.3) Twelve Thousand One Hundred Forty-Three and 25/100 Dollars ($12,143.25). See Paragraph 3.3 (a) for payment of Security Deposit.

Section 1.9                     Rent and Other Charges Payable by Tenant:

(a)                     BASE RENT:   The Base Rent shall be paid as provided in Section 3.1. The Base Rent for the first twenty (20) months of the initial Lease Term shall be Twelve Thousand One Hundred Forty-Three and 25/100 Dollars ($12,143.25) per month. The Base Rent for the months of September and October 2003 shall be abated; provided, however, that Tenant shall still owe all other amounts of taxes, insurance premiums, Common Area Charges, and other amounts otherwise due under this Lease for such abated rent period. The Base Rent shall be increased on the first day of May 2005 and the first day of January 2007 (herein referred to collectively as the “Rental Adjustment Dates”) pursuant to Section 3.2. The Base Rent under each of the Rental Adjustment Dates specified under the immediately preceding sentence shall be increased a minimum of five and 06/100 percent (5.06%) and a maximum of ten and 24/100 percent (10.24%) from the applicable Comparison Base Rent.

(b)                    OTHER PERIODIC PAYMENTS:   (i) Real Property Taxes (See Section 4.2); (ii) Utilities (See Section 4.3); (iii) Insurance Premiums (See Section 4.4); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.7); (v) Maintenance, Repairs, Common Area Charges and Alterations (See Article Six).

Section 1.10               Tenant’s Pro Rata Shares:  Tenant’s “Pro Rata Share” shall mean fourteen and 12/100 percent (14.12%), subject to Paragraph 6.7.

Section 1.11               Riders:   The following Riders are attached to and made a part of this Lease: Construction Rider.

Section 1.12               Termination of Current Lease:   Tenant is currently leasing from Landlord, the successor-in-interest to Cypress Land Company, the property known as Unit B-4 at 2205 E. Carson Street, Carson, California, pursuant to a lease dated April 18, 2002 (“Old Lease”). Upon the Commencement Date of this Lease, the term of the Old Lease shall terminate, subject to the last sentence of this Section 1.12. As a condition in favor of Landlord (which Landlord may waive in writing), the Old Lease’s term shall only terminate if Tenant shall be current in making all rental payments under the Old Lease, Tenant shall not otherwise be in default under the Old Lease, and Tenant shall vacate the property under the Old Lease on or before the Commencement Date of this Lease and leave such property in a broom-swept condition subject to normal wear and tear.

ARTICLE TWO:                             LEASE TERM

Section 2.1                        Lease of Property for Lease Term.  Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.5 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The “Commencement Date” shall be the date specified in Section l.5 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.2                        Delay in Commencement.  Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord’s non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date of this Lease (and the termination of the Old Lease) shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month.

Section 2.3                     Option to Extend.

(a)                     Exercise.  Landlord hereby grants to Tenant one (l) option (the “Option”) to renew and extend the term of this Lease for a term of five (5) years (“Option Term”). The Option must be exercised by written notice (“Option Notice”) received by Landlord no later than that date which is six (6) months prior to the expiration of the then current Lease Term. Furthermore, the Option shall not be deemed to be properly exercised if Tenant is prohibited from exercising the Option pursuant to subparagraphs (i) or (ii), below. If the Option is not properly exercised within the Option Notice period in the manner prescribed herein, it shall expire and be of no further force and effect. Time is of the essence. Tenant may not revoke an election of the Option once Tenant makes an election to exercise the Option. Provided that Tenant has properly exercised the Option, the term of the Lease shall be extended for the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Base Rent shall be modified as set forth in Paragraphs 2.3(b), (c) and (d), below.

(i)                         If Tenant is in default under any provision of this Lease, then Tenant may not exercise the Option. If Tenant’s default is due to the fact that Tenant has failed to pay a monetary amount due under the Lease, then the Option may not be exercised until such monetary amount is paid before the Option Notice period expires. If such default is the result of Tenant’s failure to perform a non-monetary obligation and Tenant has received written notice of such default, then Tenant may only exercise the Option if Tenant properly cures such non-monetary default within the stated cure period before the Option Notice period expires. The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Option because of Tenant’s default.

(ii)                      The option granted to Tenant in this Lease is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity (including, but not limited to, any consented to or permitted assignee or sublessee under Article Nine of this Lease) other than the Tenant named in Article One. The Option herein granted to Tenant is not assignable to any person separate and apart from this Lease.

(b)                    Base Rent.  The Base Rent payable for the first month of an Option Term shall be the greater of: (i) the Fair Rental Value (as determined under Paragraph 2.3 (c)); or (ii) the Base Rent immediately preceding the first month of the Option Term.

(c)                     Fair Rental Value.  For purposes of this Section 2.3, the term “Fair Rental Value” shall mean the Fair Rental Value based upon a per square foot basis and shall be determined as follows: After Landlord’s receipt of Tenant’s election to exercise the Option, but not before that date which is six (6) months prior to the expiration of the then current Lease term, Landlord shall determine the Fair Rental Value and provide written notice of such amount to Tenant. Tenant shall have fifteen (15) days (the “Tenant Review Period”) after receipt of Landlord’s notice of the Fair Rental Value within which to accept such rental or to reasonably object thereto in writing. In the event that Tenant objects in writing to Landlord within the Tenant Review Period of Landlord’s determination, then Landlord and Tenant shall attempt to agree upon such Fair Rental Value. The failure of Tenant to so notify Landlord in writing of Tenant’s objection of the Fair Rental Value within the Tenant Review Period shall conclusively be deemed Tenant’s acceptance of the Fair Rental Value determined by Landlord. If Landlord and Tenant fail to reach agreement of the Fair Rental Value within ten (10) days of the end of Tenant’s Review period, then each party shall place in a separate sealed envelope its final proposed determination as to the Fair Rental Value (which determination may be different than such party’s original determination), and such determination shall be submitted to a Qualified Appraiser for determination. Landlord shall deliver to Tenant a list of up to three (3) Qualified Appraisers, and Tenant shall choose one (1) of such Qualified Appraisers from such list within five (5) days of Tenant’s receipt of such list. If Tenant fails to so choose such Qualified Appraiser within such five (5) day period, then Landlord may choose such Qualified Appraiser from such list. The Qualified Appraiser’s determination shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Rental Value per square foot for the Property is the closest to the actual prevailing Fair Rental Value per square foot, using the criteria described herein (in which case Landlord’s or Tenant’s determination of the Fair Rental Value chosen by the Qualified Appraiser shall be the Fair Rental Value). Such Qualified Appraiser shall within thirty (30) days of appointment reach a decision and shall notify Landlord and Tenant of such determination and such determination shall be final.

(i)                         The term “Qualified Appraiser” for purposes of this Paragraph 2.3 (c) shall mean a professional real estate appraiser who is a Member of the Appraisal Institute (sometimes known as an “MAI” appraiser) who shall have been active over the five (5) preceding years ending on the date of such appointment in the appraisal of similar properties within a twenty (20) mile radius of the Property. The cost of the Qualified Appraiser shall be paid equally by Landlord and Tenant. If at the time of the appointment of a Qualified Appraiser, the designation “MAI” is no longer utilized, then a qualification for appraisers most nearly equivalent to an MAI appraiser shall be utilized.

(ii)                      The criteria by which the Qualified Appraiser, and the Landlord’s and Tenant’s determination, of Fair Rental Value per month shall be as follows:

(A)                  Only available first-class office/distribution building rentals of similar size to the Property of at least equal quality to the Property, within a master planned business park, with full dock loading, which are located closest to the Property, shall be used. Comparable properties shall be compared on a rentable square footage basis.

(B)                    Only buildings in a planned business park of at least the same quality as the business park in which the subject Property is located shall be used.

(C)                    The appraiser in calculating comparable property rentals shall only consider a tenant improvement allowance, if any, given to the tenant of such comparable property as to that portion of such tenant improvement allowance for “cosmetic items.” Any such permitted cosmetic items of such tenant improvement allowance shall be amortized without interest over the entire lease term of the comparable property. Cosmetic items shall solely mean the cost of interior wall painting and floor coverings, and shall specifically exclude any costs associated with moving walls, demolition, structural, new partition construction, new office area, woodworking, plumbing, lighting, electrical, heating, ventilating and air conditioning, or mechanical systems.

(d)                    Increase.  The monthly Base Rent payable for the first (1st) month through the twentieth (20th) month of the Option Term shall be the new monthly Base Rent for the Option Term as determined under Paragraphs 2.3(b) and (c), above. Such Base Rent shall be increased on the twenty-first (21st) month and forty-first (41st) month of the Option Term (“Rental Adjustment Date(s)”) as provided in Section 3.2, provided that such rent increase on each Rental Adjustment Date shall be a minimum of five and 06/100 percent (5.06%) and a maximum of ten and 24/100 percent (10.24%) from the Comparison Base Rent.

Section 2.4                       Early Occupancy.  If Tenant occupies the Property prior to the Commencement Date, Tenant’s occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

Section 2.5                        Holding Over.  Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant’s delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of this Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the property shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by fifty percent (50%).

ARTICLE THREE: BASE RENT

Section 3.1                       Time and Manner of Payment.  On November 1, 2003 Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.9(a) above for the month of November 2003. On the first day of December 2003 and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.

Section 3.2                        Cost of Living Increases.  The Base Rent shall be increased on each date (the “Rental Adjustment Date”) stated in Paragraphs 1.9(a) and 2.3(d) above in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984 = 100) (the “Index”) as follows:

(a)                     Calculation.  The Base Rent (the “Comparison Base Rent”) in effect immediately before each Rental Adjustment Date shall be increased on an annual cumulative and annual compounded basis for each twelve (12) month period (and any fractions thereof) by the amount of the increase in the Index during each such twelve (12) month (and any fractional periods) from the date the Comparison Base Rent began (the “Comparison Date”) through the month in which the applicable Rental Adjustment Date occurs. If there is any abated rent under this Lease, then for purposes of determining the Comparison Date under the immediately preceding sentence, it shall be presumed there was no abated rent. Therefore, the Comparison Base Rent shall first be increased (but not decreased) by the percentage that the Index has increased from the Comparison Date through that month which is twelve (12) months thereafter and such calculation shall then be repeated for each consecutive twelve (12) month period (and any fractional twelve (12) month period) to the month in which the Rental Adjustment Date falls, but each such twelve (12) month Base Rent increase calculation shall not be less than three percent (3%), nor more than six percent (6%) (and for a period of less than 12 months the minimum 3% amount and maximum 6% amount shall be prorated). In calculating the increase to the Base Rent under this Paragraph (a), the calculation shall be performed in the following manner in order that the increase in the Base Rent is calculated on an annual cumulative and annual compounded basis: (i) the increase in the Base Rent for the first twelve (12) month period starting with the Comparison Date shall be first determined by the increase (but not decrease) in the Index during such first twelve (12) month period (and applying the minimum and maximum annual percentage increases thereto); (ii) the Base Rent as increased for the twelve (12) month period under subparagraph (i), shall then be increased for the next twelve (12) month period (or fraction thereof if applicable) by the percentage that the Index has increased (but not decreased) from the month immediately preceding the first month of such next applicable twelve (12) month period through the last month of such next applicable twelve (12) month period (and applying the minimum and maximum annual percentage increases to such next applicable twelve (12) month period); and (iii) the calculation under subparagraph (ii) shall then be performed on the immediate prior twelve (12) month period’s calculated Base Rent (which Base Rent has been increased by the immediate prior twelve (12) month period’s calculation) for each successive twelve (12) month period (and any fractions thereof) between the Comparison Date and the Rental Adjustment Date. The Base Rent shall not be reduced by reason of such computation or if the Index declines in any twelve (12) month (or fractional) period. Landlord shall notify Tenant of each Rental Adjustment Date increase by a written statement of the new Base Rent. Any increase in the Base Rent provided for in this paragraph shall then be subject to any minimum or maximum increase, provided for in Paragraph 1.9(a) or 2.3(d), as the case may be.

(b)                    Payment.  Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until another new base rent is calculated for the next Rental Adjustment Date. Landlord’s notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord’s notice of such increase within ten (10) days after Landlord’s notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord’s notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

Section 3.3            Security Deposit, Increases.

(a)                     Payment.  Upon the execution of this Lease, Tenant shall deposit with Landlord the amount of Four Thousand One Hundred Eighty Dollars and Ninety-Six Cents ($4,180.96), which amount shall be applied against the Twelve Thousand One Hundred Forty-Three Dollars and Twenty-Five Cents ($12,143.25) Security Deposit amount set forth in Section 1.8 above. The remaining Seven Thousand Nine Hundred Sixty-Two Dollars and Twenty-Nine Cents ($7,962.29) amount of the Security Deposit shall be credited from the $7,962.29 security deposit amount currently being held by Landlord under the Old Lease. If any of the security deposit amount under the Old Lease is used or applied by Landlord under the terms of the Old Lease, then Tenant shall pay to Landlord such used or applied amount to restore in full the Security Deposit under this Lease. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit (under this Lease or the Old Lease), Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

(b)                    Increase.  Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

Section 3.4            Termination, Advance Payments.  Within sixty (60) days after termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, provided that Tenant is not then in default, Landlord shall refund or credit to Tenant the unused portion of the Security Deposit and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of this Lease.

Section 3.5            Rent For New Mezzanine Area.  The terms of this Lease shall apply to the New Mezzanine Area, except Tenant shall not improve the New Mezzanine Area unless Tenant pays Base Rent for same. If Tenant improves in any manner any part of the New Mezzanine Area, then upon the first day of Tenant’s substantial completion of such improvement to such New Mezzanine Area, Tenant shall commence paying additional Base Rent equal to the “New Mezzanine Area Fair Rental Value” as defined below. Additionally, on such date, Tenant shall pay any additional rent allocable to such New Mezzanine Area. For purposes of this Lease, “New Mezzanine Area Fair Rental Value” shall mean the fair rental value based upon a per square foot basis for such New Mezzanine Area determined as follows: the New Mezzanine Area Fair Rental Value per month shall be determined by the same criteria described in Paragraph 2.3(c)(ii), and shall be determined by Landlord, in Landlord’s discretion, based upon comparable properties’ space to the New Mezzanine Area. Rental increases under Section 1.9 shall apply to such New Mezzanine Area Base Rent on the Rental Adjustment Dates as if such New Mezzanine Area Base Rent commenced on the date of the other Base Rent hereunder.

ARTICLE FOUR:              OTHER CHARGES PAYABLE BY TENANT

Section 4.1            Additional Rent.  All charges payable by Tenant other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “rent” shall mean Base Rent and Additional Rent.

Section 4.2            Property Taxes.

(a)                     Real Property Taxes.  Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Landlord shall bill Tenant for such real property taxes due, and Tenant shall pay Landlord such taxes within fifteen (15) days of Landlord’s delivery of request for payment. Landlord may bill Tenant for such taxes prior to Landlord’s payment of such taxes to the governmental agency. If Tenant does not pay over any such amount(s) to Landlord within fifteen (15) days of Landlord’s delivery of request for payment to Tenant, then Tenant shall be required to pay such amount(s) to Landlord with Tenant’s next rental installment, together with interest from the date of Landlord’s payment of such taxes, at the maximum interest rate then allowed by law. If Tenant continues to fail to pay such amount(s) to Landlord, then such amount(s) shall be treated as a failure of Tenant to pay Landlord a monetary amount due under the terms of this Lease, and Tenant shall be deemed to be in default under this Lease.

(b)                    Definition of “Real Property Tax.” “Real property tax” or “real property taxes” means (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax, assessment or charge for fire protection, streets, sidewalks, road maintenance, landscaping, refuse or other services provided to the property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the property due to a change in law, a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the property; and (v) change in the property tax laws and any charge or fee replacing any tax previously included within the definition of real property tax. “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(c)                     Pro Rata Share of Real Property Tax.  Tenant’s share of the real property taxes for the Property under Paragraph 4.2 (a) shall be the real property taxes for the entire Project multiplied times Tenant’s Pro Rata Share. Subject to Sections 4.7 and 6.7, Tenant shall pay such share of real property taxes to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

(d)                    Personal Property Taxes.

(i)                         Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxed separately from the Property.

(ii)                      If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.3            Utilities.  Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal, and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of utility service furnished to the Property for any reason, nor shall there by any allowance to Tenant for a diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or in part, or relieve Tenant from any of Tenant’s Lease obligations, and no liabilities shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business there is an interruption of a utility.

Section 4.4            Insurance Policies.

(a)                     Liability Insurance.  During the Lease Term, Tenant shall maintain and pay all premiums thereon for a policy of commercial general liability insurance (sometimes known as broad form comprehensive general insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional named insured under such policy. The initial amount of such insurance shall be at least Two Million Dollars ($2,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.4(a) shall: (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant’s performance under Section 5.6, if the matters giving rise to the indemnity under Section 5.6 result from the acts or negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of the ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b)                    Property and Rental Income Insurance.  During the Lease Term, Landlord shall maintain (at Tenant’s cost) policies of insurance covering loss of or damage to the Property (including any tenant improvements constructed under any Construction Rider to this Lease) in the full amount of its replacement value. The deductible amount under such policies shall be an amount acceptable and determined by Landlord. Such policy shall provide protection against perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), and any other perils which Landlord deems reasonably necessary. Landlord shall have the right (but no requirement) to obtain (at Tenant’s cost) flood or earthquake insurance if required by any lender holding a security interest in the Property. Tenant shall obtain insurance for Tenant’s equipment or fixtures which Tenant owns and are installed by Tenant on the Property. During the Lease Term, Landlord shall also obtain (at Tenant’s cost) a rental income insurance policy, with loss payable to Landlord, in an amount equal to twelve (12) months’ Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord’s or Tenant’s insurance policies maintained by Landlord or Tenant pursuant to this Section 4.4. Tenant shall not do or permit anything to be done which invalidates any such insurance policies. All property insurance and rental income insurance shall provide for all payments of proceeds to be made to Landlord as the loss payee (and/or lender(s) designated by Landlord), and that Landlord (and/or lender(s) designated by Landlord) shall be the primary beneficiary of such policies.

(c)                     Payment of Premiums.  Subject to Sections 4.7 and 6.7, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.4 (a) and (b) (whether such insurance is obtained by Landlord or Tenant) within fifteen (15) days after Tenant’s receipt of the amount due prepared by Landlord or the insurance company. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.4. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.4 is in full force and effect and containing such other information which Landlord reasonably requires (but Landlord shall from time to time have the right to require Tenant to furnish Landlord with a copy of such insurance policy).

(d)                    Tenant’s Share of Insurance Premiums.  Landlord shall obtain and pay the premiums on insurance policies covering the Property (for which Tenant shall reimburse Landlord hereunder) and other properties in the Project as to those insurance policies described under Paragraph 4.4(b) required to be obtained (or elected to be obtained) by Landlord. Landlord shall determine Tenant’s share of the insurance premiums to be paid by Tenant based upon Tenant’s Pro Rata Share of such insurance premium amount for the entire Project. Such amount shall be paid by Tenant to Landlord within fifteen (15) days after Tenant’s receipt of a copy of the bill from Landlord (regardless of whether the Landlord has paid the insurance company at that time), and if Tenant fails to pay such amount within such time period, then same shall be treated as a failure of Tenant to pay a monetary amount under the terms of this Lease.

(e)                     General Insurance Provisions.

(i)                         Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(ii)                      If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, or if Tenant fails to pay premiums for any insurance policy, Landlord may obtain such insurance (or pay premiums on an existing insurance policy), in which case Tenant shall reimburse Landlord for the cost of such insurance and premiums within fifteen (15) days after receipt of a statement that indicates the cost of such insurance and premiums.

(iii)                   Tenant shall maintain all insurance required to be maintained by Tenant under this Lease with companies holding a “General Policy Rating” of A-12 or better, as set forth in the most current issue of “Best Key Rating Guide.” Tenant acknowledges that the insurance described in this Section 4.4 is for the primary benefit of Landlord. Landlord makes no representation as to the adequacy of any insurance (whether such insurance is to be obtained by Landlord or Tenant) to protect Landlord’s or Tenant’s interests or in the Property. Tenant agrees that Landlord is not responsible for the performance of, nor is Landlord guaranteeing the performance of, payment by or financial viability of, any insurance company (whether insuring the Property or insuring any person for any liability). Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv)                  Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, partners, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is actually reimbursed from any proceeds from an insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

(v)                     If Tenant’s use of the Property creates an extraordinary risk or increased premium, so that the cost of the insurance premiums for any of the insurance required to be maintained under Section 4.4(b) for the Project increases, then the Tenant shall be solely responsible for paying for such amount of increased premium.

Section 4.5            Late Charges.  Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within five (5) days after it becomes due (“Late Charge Due Date”), Tenant shall immediately pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Tenant shall pay such late charge to Landlord immediately after the Late Charge Due Date, and if Tenant fails to so pay such amount to Landlord, then such nonpayment shall be considered a monetary default by Tenant and a failure by Tenant to pay rent under this Lease, and Tenant shall pay interest to Landlord on such unpaid late charge amount pursuant to Section 4.6, below (but not greater than the maximum amount permitted by law on such late charge and only to the extent permitted by law) from the Late Charge Due Date. Tenant shall (in addition to Landlord’s other remedies) pay to Landlord interest (at the rate specified in Section 4.6, but not greater than the maximum rate permitted by law on such late charge) on such late charge from the Late Charge Due Date.

Section 4.6            Interest on Past Due Obligations.  Any amount owed by Tenant to Landlord under this Lease which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount (but not greater than the maximum interest rate permitted by law). The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.7            Impounds for Insurance Premiums and Real Property Taxes.  If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE:                     USE OF PROPERTY

Section 5.1            Permitted Uses.  Tenant may use the Property only for the Permitted Uses set forth in Section 1.6, above.

Section 5.2            Manner of Use.  Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of any other tenants of Landlord or other parts of the Project, or which constitutes a nuisance or waste. Tenant may not place any equipment or items on the roof without Landlord’s written permission. Tenant shall not keep any live animals inside or outside of the Property or Project, nor shall Tenant leave food either inside or outside of the Property or Project which would attract animals to the Property or Project. Subject to any specific requirements in the Construction Rider for Landlord to obtain specific permits, Tenant shall obtain and pay for all permits required for Tenant’s occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, covenants, conditional use permits, conditions and restrictions, regulations, orders and requirements regulating the use by Tenant of the Property, including, the Occupational Safety and Health Act. Tenant acknowledges that this Lease and Tenant’s leasehold interest under this Lease are subordinate to any covenants, conditions and restrictions presently or in the future promulgated or recorded in connection with the Property and as a requirement of any parcel map, and any amendments or modifications thereto (referred to in this Lease as “CC&Rs”). Tenant agrees to comply with any such CC&Rs and to pay any costs, assessments or charges under such CC&Rs which are charged or assessed against the Property. Tenant agrees to execute and acknowledge any document evidencing the subordination described in this paragraph, as requested by Landlord from time to time. Tenant agrees to comply with all of the provisions of such, including but not limited to use and maintenance of the Property, requirements of any governmental body, including but not limited to use and maintenance of the Property, provisions for earth berms, landscaping, parking, storage and waste removal, trucking and load, drainage care, maintenance and repair of signs. Tenant shall be responsible for all costs of maintenance, and any assessments or charges, pertaining to such CC&Rs, as related to Tenant’s Property or a proportionate amount for any common area. Tenant shall pay its Pro Rata Share of any assessments against the entire Project under any CC&Rs (unless such assessment is specifically against Tenant’s Property in which case Tenant shall pay such entire assessment).

Section 5.3            Hazardous Materials.

(a)                     Definitions.  As used in this Section 5.3, the following definitions shall apply:

(i)                         “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution, or contamination of the air, soil, surface water or ground water, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Clean Water Act, the Hazardous Substance Account Act, California Health and Safety Code provisions, the California Hazardous Waste Control Law, the California Medical Waste Management Act, and the California Porter-Cologne Water Quality Control Act.

(ii)                      “Hazardous Material” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material, or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, machine or other oils, natural gas, natural gas liquids, liquified natural gas, or synthetic gas useable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

(iii)                   “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including but not limited to the continuing migration of Hazardous Material into or through soil, surface water, or ground water.

(iv)                  For purposes of this Section 5.3, the activities, acts, use, production, processing, manufacturing, generation, treatment, handling, storage and Release by “Tenant” shall mean those of Tenant, Tenant’s employees, contractors, sublessees, customers, licensees, guests, invitees and/or agents.

(b)                    Covenant on Use of Property.  Tenant shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Material in, on or under the Property or Project, or use the Property or Project for any such purposes, or Release any Hazardous Material into any air, soil, surface water or ground water at, on or about the Property or Project, or permit any person using or occupying the Property or Project or any part thereof to do any of the foregoing, which are in violation of any Environmental Laws. Tenant assumes the risk that Environmental Laws may change in the future. Tenant shall comply, and shall cause all persons using the Property or any part thereof to comply with all Environmental Laws applicable to the Property, or the use or occupancy thereof, or any operations or activities therein or thereon. Tenant shall obtain all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in the Property, comply fully with all such permits, licenses and approvals, and keep all such permits, licenses and approvals in full force and effect. Landlord’s consent in allowing Tenant to permit or engage in any activity relating to Hazardous Material shall not be construed to mean Landlord in any way approves of the manner in which the Tenant is engaging in such activities, or that Landlord has determined that such activity or manner of activity is safe.

(c)                     No Storage Tanks Below Ground.  Tenant shall not install or use any storage tanks on the Property below ground. In no event shall Landlord be required to consent to the installation or use of any storage tanks below ground on the Property.

(d)       Presence of Hazardous Material on Property.  In the event that any Hazardous Material is present or Released, or there is a threatened Release of Hazardous Material on or under the Property which has violated or which may violate an Environmental Law (or any nearby property which can migrate into or onto the Property), or that any violation of any Environmental Laws may have occurred at the Property, Tenant shall immediately give notice to Landlord thereof. Additionally, Tenant shall immediately furnish to Landlord copies of all written communications received by Tenant from any person or given by Tenant to any person concerning any past or present Release or threatened Release of Hazardous Material in, on or under the Property (or any nearby property which could migrate to the Property), or any past or present violation of any Environmental Laws which may affect the Property. Landlord shall have the right, but not the obligation, to obtain from Tenant, at any time, any additional information regarding Hazardous Material generated, produced, brought onto, used, stored, treated or disposed of by Tenant or any other person on or above the Property, and/or activities relating thereto, on or about the Property. Tenant shall immediately comply with Landlord’s requests.

(e)                     Landlord’s Right to Inspect and Audit.  Landlord shall have the right, but not the obligation, to enter the Property to investigate at any time the presence of Hazardous Material, and the compliance with Environmental Laws, and to take all actions reasonably necessary to remediate any threat or breach of any Environmental Laws or from any Release of Hazardous Material on or about the Property. As requested from time to time by Landlord, Tenant, at Tenant’s sole expense, shall have an environmental audit (which may, in Landlord’s determination, include a Phase I and/or a Phase II environmental report) or other appropriate investigation of the Property conducted by a third party satisfactory to Landlord and approved by Landlord regarding the presence of Hazardous Material and compliance with Environmental Laws. Tenant acknowledges that any such inspections or reports undertaken by Tenant and Landlord are solely for the protection of Landlord, and agrees that Landlord has no duty to Tenant with respect to Hazardous Material or Environmental laws as a result of any such inspections or reports.

(f)                       Remediation Work.  If any Release or threatened Release of Hazardous Material in, on or under the Property exists or occurs by any person during the term of this Lease or by Tenant at any time as to the Property or the Project, Tenant shall immediately give notice of the condition to Landlord, and Tenant shall promptly clean up and remove all Hazardous Material and restore the Property (or Project, as the case may be) to the same condition as such Property (or Project as the case may be) was prior to such Release of Hazardous Materials, and additionally, shall restore and cause the Property (or the Project as the case may be) to be in compliance with all Environmental Laws (the “Remediation Work”). Tenant shall comply with the orders and directives of all persons having jurisdiction over the Property or the Remediation Work. Landlord may review any plans and specifications for the Remediation Work before such Remediation Work is performed. Any such plans or specifications shall be prepared by a qualified, licensed engineer or contractor, which Landlord shall have the right to approve, and shall comply with all applicable Environmental Laws, and all other laws, ordinances, rules and regulations. Tenant shall be responsible at Tenant’s sole expense to obtain all permits, licenses and approvals for the Remediation Work and to complete the Remediation Work diligently and in a timely manner. Tenant shall pay for all Remediation Work, including the cost of plans, utilities, permits, fees, taxes and insurance premiums in connection therewith. Tenant shall furnish to Landlord promptly upon receipt, copies of all reports, studies, analysis, investigations, contracts, correspondence, claims, complaints, pleadings and other information and communications received or prepared by Tenant at any time in connection with any Remediation Work.

(g)                    Right to Participate by Landlord.  Landlord shall have the right, but not the obligation, to participate in any action or proceeding relating to any past or present Release or threatened Release of any Hazardous Material in, on or under the Property or Project, or any past or present violation of any Environmental Laws at the Property, or the necessity for or adequacy of any Remediation work. Tenant shall provide immediate notice upon receipt to Landlord and allow Landlord to participate in any negotiations or discussions with any federal, state or local governmental agency, including environmental, occupational or public health and safety agencies with regard to Hazardous Material or any Environmental Laws, including all settlement or discussions regarding abatement or Remediation Work.

(h)                    Burden of Proof.  The burden of proof under this Section regarding establishment of a date upon which a Hazardous Material was or was not placed or appeared or did not appear in, on or under the Property shall be upon the Tenant.

(i)                        Required Insurance.  In the event that Tenant shall permit Hazardous Material upon the Property, or engage in activities relating to Hazardous Material on, about or above the Property, Tenant shall, at Tenant’s expense, procure and maintain insurance coverage insuring Tenant and Landlord against any and all liability arising from such Hazardous Material or activities relating thereto. Tenant shall duly provide Landlord with a certificate of such insurance coverage, in such amounts and from such carriers as Landlord shall require.

(j)                        Indemnification by Tenant.  Tenant shall indemnify, reimburse, defend and hold harmless Landlord (and its employees, partners, agents, affiliates, successors, lenders and representatives) against all claims, demands, liabilities, losses, damages, costs and expenses in any way arising from, relating to, or connected with: (i) the existence, location, nature, use, generation, manufacture, storage, disposal, handling, or Release or threatened Release of any Hazardous Material in, on or under the Property by any person during the term of this Lease or by Tenant at any time as to the Property or the Project; (ii) any violation of Environmental laws at the Property by any person during the term of this Lease or by Tenant at any time as to the Property or the Project; (iii) any breach of any duty to perform Remediation Work required of Tenant under this Section 5.3; and/or (iv) any breach of any covenant, representation or warranty made by Tenant hereunder, or any failure of Tenant to perform any of Tenant’s covenants or obligations in accordance with this Section. The foregoing indemnification shall include all expenses of investigation and monitoring, costs of containment, abatement, removal, repair, clean up, restoration and remedial work, penalties and fines, attorneys’ fees and disbursements, environmental engineering fees and costs, and other response costs. The foregoing indemnification shall also include any lost rental amounts (including lost rental amounts after the term of this Lease), diminution in the value of the Property or project, and other damages caused by or as a result of the release of Hazardous Material, violation of Environmental Laws, or because such Hazardous Material must be remediated from the Property or Project. If Tenant fails to perform any obligation of Tenant in accordance with this Section, Landlord shall have the right, but not the obligation, to perform such obligation on behalf of Tenant. Tenant shall, on demand, pay to Landlord all sums expended by Landlord in the performance of any such obligations of Tenant, together with interest thereon after such demand at the maximum rate of interest then provided by law. The term “attorneys’ fees” under this Section shall mean fees charged by the attorneys in question based upon such attorneys’ then prevailing hourly rates as opposed to any statutory presumption specified by any statute then in effect in the State of California.

(k)                     Survivability.  All representations, warranties and indemnifications by Tenant under this Section shall survive the termination of the Lease. Tenant waives the right to assert any statute of limitations as a bar to the enforcement of this Section or to any action brought to enforce the provisions of this Section.

(1)                     Remedies Cumulative.  This Section shall not affect, impair or waive any rights or remedies of Landlord or any obligations of Tenant with respect to Hazardous Materials imposed or created by Environmental Laws (including Landlord’s rights of reimbursement or contribution under Environmental Laws). The remedies in this Section are cumulative and in addition to all remedies provided by law.

Section 5.4            Outside Storage.  In addition to any other provision specified in this Lease or as required by any law, rule or regulation, Tenant agrees to not have any outside storage of inventory, vehicles or materials and to keep the exterior of the Property free from debris. In no event may Tenant store vehicles in the outside parking areas, loading dock areas, or driveways of the Property of the Project for shipping or otherwise.

Section 5.5            Signs and Auctions.  Tenant shall not place any signs on the Property without Landlord’s prior written consent. Landlord reserves the right to approve the size, type, and appearance of any sign. Landlord may require that any sign be installed only be companies approved by Landlord. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

Section 5.6            Indemnity.  Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant’s use of the Property or the Project; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property or the Project, including any contamination of the Property, the Project, or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; (e) any claims brought against Landlord by another tenant of the Project or person using the Project due to the negligence or acts of the Tenant; or (f) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election,

Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property or the Project arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable.

Section 5.7            Landlord’s Access.  Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable Environmental Laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary “For Sale” or “For Lease” signs on the Property.

Section 5.8            Quiet Possession.  If Tenant pays the rent and complies with all of the terms of this Lease, and is not in default under the Lease, then Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

Section 5.9            Future Easements and Governmental Requirements.  Tenant agrees that Tenant shall cooperate with Landlord in granting any easements and executing any covenants, conditions or restrictions which may be required by any governmental agency or utility for the Property, or which Landlord may otherwise require, provided that such easement, condition or restriction does not materially interfere with Tenant’s use of the Property.

ARTICLE SIX:   CONDITION OF PROPERTY, MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.1            Condition.

(a)                     Condition on Commencement Date.  Landlord shall deliver the Property to Tenant broom clean and free of debris on the Commencement Date. On the Commencement Date, Landlord warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning (“HVAC”) systems, and loading doors (other than items constructed by Tenant) shall be in good operating condition on the Commencement Date. If noncompliance with such warranty in the immediately preceding sentence occurs as of the Commencement Date, Landlord shall, at Landlord’s cost, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such noncompliance, rectify same at Landlord’s expense. Tenant shall be required to give Landlord written notice of such failure, and such warranty shall last, as follows; (i) six (6) months from the Commencement Date as to the HVAC systems; and (ii) thirty (30) days from the Commencement Date as to such other remaining systems described in the immediately preceding sentence. If Tenant does not deliver to Landlord the required notice of breach of warranty within the applicable warranty periods described in subparagraphs (i) and (ii) of the immediately preceding sentence, then correction of any such noncompliance, malfunction or failure shall be the obligation of Tenant, at Tenant’s sole cost and expense.

(b)                    Tenant Takes Existing Condition.  Except as provided in the Construction Rider and Paragraph 6.1(a), above, Tenant accepts the Property and the Project in its condition as of the execution of this Lease, subject to all recorded matters, laws, ordinances, conditional use permits, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the Project or the suitability of the Property or the Project for Tenant’s intended use. Tenant acknowledges that Tenant has investigated the adequacy and capacity of the Property’s mechanical and electrical systems; use of the Property for Tenant’s proposed purposes; and the laws, rules and regulations of federal, state and local governmental bodies affecting the Property, including parking requirements for any of Tenant’s present or proposed uses of the Property. Specifically, Landlord is not responsible for the size or amount of the Property’s electrical system, and Tenant has investigated the adequacy of same for Tenant’s current and future needs. Tenant understands that the local utility providers can restrict the supply and amount of any utility to the Property. Tenant is relying upon Tenant’s own investigation, and neither Landlord nor any agent of Landlord has made any representations or warranties to Tenant regarding the items stated in the preceding sentence.

Section 6.2            Exemption of Landlord from liability.  Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from:

(a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property and the Project or from other sources or places; or (d) any act or omission of any other tenant of Landlord, including, but not limited to, another tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.

Section 6.3            Landlord’s obligations.  Subject to Section 6.7 (Common Area and Parking), Article Seven (Damage or Destruction), Article Eight (Condemnation), and the Construction Rider, Landlord has absolutely no responsibility to repair, maintain or replace any portion of the Property or the Project at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord’s expense or to terminate the Lease due to the condition of the Property.

Section 6.4            Tenant’s Obligations.

(a)                     Tenant’s Maintenance and Repair Obligations.  Except as provided in Section 6.7 (Common Area and Parking) Article Seven (Damage or Destruction), Article Eight (Condemnation), and the Construction Rider, Tenant shall keep, at Tenant’s sole cost and expense, all portions of the Property (including interior, systems, mechanical systems, plumbing, lighting, electrical and equipment) in good order, condition and repair and maintain same (including interior repainting and refinishing, and any changes, modifications, retrofitting or repairs to any part of the Property by changes to governmental laws, rules or regulations effective after the commencement Date). Tenant shall be responsible for the repair, maintenance and remediation of the Property due to the presence of any molds. All contractors used by Tenant, and all repairs and maintenance, are subject to Landlord’s, review and approval, including the color and quality of any replacement items, wall or floor coverings, or paint. For purposes of the immediately preceding sentence, references to governmental laws shall include all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders of all governmental authorities, including the Americans With Disabilities Act, and all rules, regulations and governmental orders in connection therewith, and any of the foregoing relating to Hazardous Material, environmental matters, public health and safety matters, any applicable fire rating bureau or other body exercising similar functions, and all requirements of all insurance bodies or Landlord’s insurance companies affecting the Property. Tenant (and not Landlord) shall be responsible for the repair, maintenance and remediation of the Property due to the presence of any molds, and for compliance (including all notices thereunder) with the Toxic Mold Protection Act of 2001. If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property under any other provision of this Lease.

(b)                    Maintenance Contracts.  Landlord may obtain as a Common Area Cost, or require Tenant to obtain at Tenant’s cost, a preventive maintenance contract providing for the regular inspection, repair and maintenance of the heating, ventilating and air condition system by a licensed heating and air conditioning contractor or service company. Landlord may also obtain as a Common Area Cost, or require Tenant to obtain at Tenant’s cost: (i) a contract with a roof inspection company to inspect and/or service, maintain and repair on a regular basis the roof to the Property; and (ii) a contract with a fire sprinkler company to inspect and/or service, maintain and repair on a regular basis the fire sprinkler system on the Property; and (iii) a contract with a company or companies to inspect on a regular basis and/or service, maintain and repair the storm water system and/or sewer system and pump systems relating thereto servicing the Project. If Landlord elects under this paragraph (b) to obtain any contract described herein at Tenant’s cost, then Landlord may require Tenant to pay all amounts for such service, maintenance and/or inspection contracts monthly, quarterly or annually (or as a Common Area Cost) as Landlord shall determine in Landlord’s discretion. All amounts billed by Landlord to Tenant under this paragraph shall be paid by Tenant to Landlord within fifteen (15) days after Tenant’s receipt of a copy of an invoice from Landlord. Tenant shall be responsible for any deductible amounts under any contract described in this paragraph. If Tenant fails to timely pay such amounts to Landlord as required under this paragraph (b), then such failure by Tenant to timely pay shall be treated as a failure of Tenant to pay

Landlord a monetary amount due under the terms of this Lease, and Tenant shall be deemed to be in default under this Lease.

(c)                     Tenant’s Failure.  Tenant shall fulfill all of Tenant’s obligations under this Section 6.4 at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.4, Landlord may, upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.5            Alterations, Additions, and Improvements.

(a)                     No Alterations Without Landlord’s Consent.  Tenant shall not make any alterations, additions, or improvements to the Property without Landlord’s prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Tenant, under no circumstances, may do any construction or improvements on the roof without Landlord’s written permission. Even for those non-structural alterations which do not require Landlord’s approval under this Paragraph 6.5(a), Tenant shall provide written notice to Landlord and a description of such improvements prior to the commencement of construction of same. Landlord may require Tenant to provide demolition and/or lien and completion bonds in forms and amounts satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.5 (a) upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b)                    Payment Required.  Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether

Landlord’s consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

Section 6.6            Condition Upon Termination.  Upon the termination of this Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements made by Tenant or at Tenant’s direction (whether or not made with Landlord’s consent) prior to the expiration of this Lease (or after the expiration of this Lease at Landlord’s discretion) and to restore the Property to its prior condition, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

Section 6.7            Common Area and Parking.  Tenant shall pay Tenant’s Pro Rata Share (as defined in Section 1.10) of Common Area Costs (as defined below).

(a)                     Common Area.  As used in this Lease, “Common Area” shall mean all Common Area in the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants including, but not limited to, parking areas, driveways, sidewalks, access roads, corridors, landscaping and planted area. Landlord, from time to time, may change the size, location, nature and use of any of the Common Area, convert Common Area into leasable areas, construct additional parking facilities in the Common Area, and increase or decrease Common Area land, parking space and/or facilities. Tenant acknowledges that such activities may result in an inconvenience to Tenant and such activities and changes are permitted by Landlord.

(b)                    Use of Common Area.                   Tenant shall have the nonexclusive right in common with other tenants and all others to whom Landlord has granted or may grant such rights to use the Common Area for the purposes intended, subject to such rules and regulations as Landlord, may establish from time to time. Upon the execution of this Lease, Landlord has not issued any written rules and regulations; however, Landlord may promulgate and issue such rules and regulations in the future, and Tenant agrees to comply with same. Tenant shall abide by such rules and regulations and shall cause others who use the Common Area with Tenant’s express or implied permission to abide by Landlord’s rules and regulations. At any time Landlord, may close any Common Area to perform any acts in the Common Area as in Landlord’s judgment are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Area. Tenant may not construct any improvements within the Common Areas.

(c)                     Vehicle Parking.       Tenant is hereby granted the right to utilize twenty-five (25) parking spaces in the Project on a non-exclusive basis for employee and visitor use only (and not for vehicle storage or vehicle shipping). There may be other tenants of the Project which may have reserved parking spaces, and Tenant agrees to not park in such designated reserved spaces. Landlord reserves the right to designate specific parking spaces for specific tenants of the Project (which cost of designation shall be a Common Area Cost). Tenant’s parking shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles, and such parking shall not be used for vehicle storage or vehicle shipping. Tenant shall not cause large trucks or other large vehicles to be parked overnight within the Project or on adjacent public streets; provided, however, that Tenant may park trucks or other large vehicles in Tenant’s Property’s designated loading dock area provided that such vehicles are not blocking any driveways or parking areas of other tenants in the Project. Temporary parking of large delivery vehicles in the Project or on the Property shall only be permitted under rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Tenant agrees to comply with all parking requirements, rules and regulations of all governmental authorities as to the Project and as to any public streets. Handicap spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in this Lease or uses parking areas for storage of vehicles or shipping of vehicles, such conduct shall be a material breach of this Lease, subject to written notice to Tenant of such violation(s). In addition to Landlord’s other remedies under this Lease, Tenant shall pay a daily charge determined by Landlord for each such additional or violating vehicle(s).

(d)                    Maintenance of Common Area.  Tenant shall pay Tenant’s Pro Rata Share (as defined above) of all costs incurred by Landlord for the operation, maintenance, cleaning, repairing and keeping in good order of the Common Area (“Common Area Costs”). Common Area Costs shall include, but are not limited to, costs and expenses for the following regarding the Common Area: gardening and landscaping of the Common Area; utilities, water and sewage charges for the Common Area; maintenance of signs (other than Tenant’s signs which Tenant shall be responsible for paying for and maintaining); premiums for liability, property damage, fire and other types of casualty and other insurance on the Common Area (however, Landlord may, in Landlord’s discretion, aggregate such insurance coverage on the Common Area with all of the buildings and properties in the Project, and allocate the cost of same as described in Paragraph 4.4(d)) and employee costs attributable to employees working on the Project; all property taxes and assessments levied on or attributable to the Common Area and all Common Area improvements (which shall be paid by Tenant in the same proration as the Property’s taxes under Paragraph 4.2(c)); all personal property taxes levied on or attributable to personal property used in connection with the Common Area, personal property owned by Landlord which is used in the operation or maintenance of the Common Area; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Area; fees for required licenses and permits of the Common Area; repairs, resurfacing, repaving, maintaining, painting, cleaning, exterior wall painting of buildings in the Project, striping, repairing, paving and maintenance of the parking areas; irrigation and landscaping, and similar items; commercially reasonable management fee; and replacement and exterior painting; cleaning and remediating Hazardous Materials in the Common Area (unless caused by Tenant or Tenant’s employees, contractors, agents, guests, customers or invitees, in which case Tenant shall solely be responsible for same); other repairs and maintenance of Common Area items; maintenance, replacement and repair of the roof membrane; and reserves for maintenance, replacement and repairs of the Common Area, including the roof membrane. As to any reserves, Landlord shall not be required to segregate such reserves or to hold such amounts in a separate account. Landlord may cause any or all of such services to be provided by third parties, and the cost of such service shall be included in Common Area Costs. Lighting of the Common Area may be allocated by Landlord in Landlord’s discretion, by having lights attached or wired to each adjacent property (including Tenant’s Property) to light the Common Area (in which case Tenant shall operate such lights during such hours as Landlord shall direct), and Tenant shall pay for the cost of maintaining and operating such lighting and utilities on Tenant’s separate electrical meter for which that Tenant shall solely pay as a non-Common Area Cost. Landlord may place monitoring and switching devices on all lighting of the Common Area as Landlord may determine in its discretion. Landlord may bill to Tenant as a Common Area Cost the costs for the roof inspection contract, fire sprinkler systems inspection contract, and the heating, ventilating and air condition contract described in paragraph 6.4(b).

(e)                     Structural, Roof and Foundation.  This Section 6.7 is subject to Article Seven (Damage or Destruction) and Article Eight (Condemnation). Tenant shall not be responsible to pay for the repairs of the structural elements of the foundations structural elements of the exterior walls, or structural elements of the roof (except that the roof membrane repairs, replacement and maintenance may be billed to Tenant as a Common Area Cost, as described herein). Notwithstanding the above, Tenant shall be solely responsible and shall directly pay Landlord for any damage to the structure, exterior walls, foundation or roof caused by acts or negligence of Tenant or Tenant’s employees, customers, licensees, invitees, representatives or agents.

(f)                       Tenant’s Share and Payment.

(i)                         The Tenant’s Pro Rata Share, as defined in Section 1.10, may be modified by Landlord from time to time, by Landlord considering the square footage of improvements in the Project, the type of improvements in the Project, and such other factors as Landlord shall determine in Landlord’s sole, complete and absolute discretion.

(ii)                      Tenant shall pay Tenant’s annual Pro Rata Share of all Common Area Costs (prorated for any fractional month) within fifteen (15) days of receipt of written notice from Landlord that such costs are due and payable. Landlord may, at Landlord’s election, estimate in advance and bill to Tenant all real property taxes for which Tenant is liable under this Lease, all insurance premiums for which Tenant is liable under this Lease, and all Common Area Costs payable by Tenant hereunder, and Tenant shall pay same to Landlord within fifteen (15) days of billing. Landlord may adjust such estimates at any time based upon Landlord’s experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. If Landlord delivered to Tenant a bill for periodic estimates of Common Area Costs, taxes and/or insurance premiums, then each year Landlord shall deliver to Tenant a statement setting forth in reasonable detail the Common Area Costs paid or incurred by Landlord during the preceding calendar year and Tenant’s Pro Rata Share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant (with payment to or credit given by Landlord as the case may be) so that Landlord shall receive the entire amount of Tenant’s share of such costs and expenses for such period.

(iii)                   At Landlord’s election, such statements of estimated Common Area Costs (and at Landlord’s election any real property taxes and/or insurance premiums which Tenant is otherwise liable under this Lease) may be prorated and billed to Tenant monthly, quarterly, or at any other periodic intervals to be determined by Landlord. Tenant must pay such amounts, whether or not Tenant disagrees with such costs or their amounts, and if Tenant does so disagree, then Tenant’s sole recourse shall be to make any objections pursuant to subparagraph (g), below, and to bring a separate legal cause of action against Landlord (and Tenant shall have the burden of proof in such action).

(g)                    Tenant’s Right to Review Books and Records.  Tenant shall have ninety (90) days from the receipt of any Landlord’s statement or invoice for Common Area Costs, taxes or insurance premiums to object to same in a writing delivered to Landlord. Any such objection must be in writing and must specify the particular item objected to. If Tenant fails to so object in writing within such ninety (90) day period, then such Common Area Costs, taxes and insurance premiums, as the case may be, shall be conclusively deemed correct. Tenant may not object to any Common Area Costs, taxes or insurance premiums if Tenant is then in default under the terms of this Lease. Tenant shall have the right to review, at Tenant’s sole cost and expense. Landlord’s books and records during normal business hours relating to the Common Area Costs, taxes and insurance premiums for the Project. Such inspection of Landlord’s records may only be conducted by an employee of Tenant or by a certified public accountant (which accountant is a member of a reputable independent nationally or regionally recognized certified public accounting firm, who has had previous experience in reviewing financial operating records of landlords of buildings; provided that such accountant is not retained by Tenant on a contingency fee basis). Such inspection of Landlord’s records must be completed by the Tenant not later than thirty (30) days after such records are made available to the Tenant, and any reports prepared by Tenant’s employees or accountants or otherwise shall be delivered concurrently to the Landlord and the Tenant. If Landlord and Tenant are unable to resolve a dispute regarding the calculation of Common Area Costs, taxes or insurance premiums, then Tenant shall have the right to bring a legal action against Landlord in order to determine the correct amount of same under the Lease, which shall be Tenant’s exclusive remedy (and the Tenant may not setoff any rent or other amounts due by Tenant under the terms of the Lease). Tenant and any of Tenant’s employees, accountants, attorneys and other representatives shall keep any information gained from Tenant’s inspection of Landlord’s records confidential and shall not disclose same to any other person (including any other tenant of Landlord), except as may be required by law. If requested by Landlord, Tenant shall require Tenant’s employees, accountants, agents or other representatives inspecting Landlord’s records to sign a confidentiality agreement as a condition of Landlord making Landlord’s accounting records’ available to them. If Tenant fails to timely exercise its rights to review or object to Landlord’s records in accordance with this Paragraph (g), then such failure shall be conclusively deemed to constitute Tenant’s approval of Landlord’s statements of Common Area Costs, taxes or insurance premiums, as the case may be for the applicable period in question. Tenant agrees that this Paragraph (g) shall be the sole method to be used by Tenant to dispute the amount of any Common Area Costs, taxes and insurance premiums owed by Tenant pursuant to the Lease, and Tenant hereby waives any of its rights at law or in equity relating thereto.

(h)                    Other Items Which May Be Classified as a Common Area Cost.  Landlord may classify (as determined by Landlord) as a Common Area Cost those electrical, mechanical, structural, plumbing and irrigation systems, and other items used in common by two (2) or more tenant spaces in the Project. Any such item which is classified as a Common Area Cost by Landlord shall be maintained by Landlord and billed to Tenant as a Common Area Cost hereunder.

Section 6.8            Security.  Landlord shall not be responsible for the providing of security or guard services of any kind to the Property or Project, and Tenant shall solely be responsible for the security of Tenant, Tenant’s employees, customers, invitees, contractors and other persons on Tenant’s Property, and any property of those persons.

ARTICLE SEVEN:   DAMAGE OR DESTRUCTION

Section 7.1            Partial Damage to Property.  If the Property is “partially damaged” (as defined below), then the following provisions shall apply.

(a)                     Notice By Tenant.  Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. Subject to Section 7.2, if the shell portion of the Property is only partially damaged (i.e., less than seventy-five percent (75%) of the square feet of the Property is damaged and remains untenable as a result of such damage) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.4 (b) are sufficient to pay for all of the necessary repairs to the shell, then this Lease shall remain in effect and Landlord shall repair the damage to the shell (plus the tenant improvements to the extent of the remaining available insurance proceeds) as soon as reasonably possible (but subject to force majeure events), and Tenant shall pay to Landlord any deductible amounts under any insurance policy.

(b)                    Insurance Proceeds Not Sufficient.  Subject to Section 7.2, if the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair of the shell portion of the Property, or if the cause of the damage to the shell is not covered by the insurance policies which are maintained under Paragraph 4.4 (b), Landlord may elect either to: (i) repair the damage to the shell portion of the Property (and not the tenant improvements) as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within sixty (60) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under any insurance policies and shall be responsible to repair at Tenant’s cost the tenant improvements portion of the Property, and if the damage was due to an act, omission or negligence of Tenant, or Tenant’s customers, licensees, visitors, employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord for such repair. Tenant shall be responsible to pay for the repair of the tenant improvements portion of the Property to the extent not paid for by insurance. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property (including the shell and tenant improvements) and the entire building in which the Property is located. Tenant shall pay the cost of such repairs under the immediately preceding sentence, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice. Landlord shall have the right to supervise and manage any repair or construction under this Article Seven.

Section 7.2            Damage Caused by Tenant.  If the insurance proceeds received by Landlord are not sufficient (without considering any deductible amount) to pay the entire cost of repair or reconstruction of the Property (including the shell and tenant improvements), and such damage (whether partial or total) was caused by an act, omission or negligence by Tenant or Tenant’s employees, customers, licensees, visitors, contractors, invitees or agents, then: (i) Tenant shall pay the cost (including any insurance deductible amounts) of the repairs or reconstruction of the Property not covered by insurance; and (ii) Landlord may elect by written notice to Tenant for this Lease to terminate or remain in effect.

Section 7.3            Substantial or Total Destruction.  Subject to Section 7.2, if the shell portion of the Property is substantially or totally destroyed by any cause (i.e., the damage to the shell portion of the Property is greater than partial damage as described in Section 7.1), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the immediately preceding sentence, if the shell portion of the building on the Property (excluding tenant improvements) can be rebuilt within twelve (12) months after the date of destruction, Landlord may elect to rebuild such shell portion of the Property, in which case this Lease shall remain in full force and effect. If Landlord elects to reconstruct or repair the damage to the shell portion of the Property, then Tenant shall pay for the costs of the repair or reconstruction of any tenant improvements not paid for by insurance proceeds, and

Landlord shall reconstruct and repair such tenant improvements to the extent of such available insurance proceeds or to the extent that Tenant pays for the repair or reconstruction of the tenant improvements. Landlord shall notify Tenant of such election to reconstruct the shell after such destruction, but not later than one hundred twenty (120) days after Landlord’s receipt of Tenant’s written notice to Landlord of the occurrence of total or substantial destruction.

Section 7.4            Temporary Reduction of Rent.  If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Landlord receives the proceeds of rental continuation insurance covering such period of time. However, the reduction shall not exceed the sum of one year’s payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.5            Damage During Last Six Months.  If the damage to the Property is by a casualty and occurs during the last six (6) months of the Lease Term (including any options to extend then exercised) and such damage will require more than sixty (60) days to repair, Landlord may elect to terminate this Lease as of the date the damage occurred. Landlord shall give written notification to Tenant of such election within thirty (30) days after Landlord’s actual knowledge of the occurrence of the damage.

Section 7.6            Waiver.  Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of this Article Seven shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

Section 7.7            References to Shell and Tenant Improvements Under this Article Seven.  References to “shell” in this Article Seven shall mean the roof, foundation, exterior walls, slab floor, hardscape, and structural elements of the building, specifically excluding tenant improvements. References to “tenant improvement”

in this Article Seven shall mean floor coverings, wall coverings, interior electrical, lighting, interior plumbing, mechanical systems, heating, ventilating and air conditioning systems, restrooms and plumbing fixtures, drop ceilings and finished ceilings, interior walls and doors, cabinetry, and any items described as tenant improvements in the Construction Rider.

ARTICLE EIGHT:   CONDEMNATION

If all or any portion of the building portion of the Property (but not the land) is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than sixty percent (60%) of the floor area of the portion of the building constituting the Property (not including other buildings or portions of buildings in the Project) which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the building constituting the Property. Any Condemnation award or payment shall be distributed to Landlord for compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.

ARTICLE NINE:   ASSIGMENT AND SUBLETTING

Section 9.1            Restrictions on Assignment or Subletting.

(a)                     Prohibition.  Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet (or underlet), or permit the Property or any part thereof to be occupied by others, without Landlord’s prior consent in each instance in compliance with the provisions of this Article Nine. Notwithstanding the immediately preceding sentence, Tenant shall be permitted to allow other persons to occupy on a temporary basis up to a total of twenty percent (20%) in the aggregate of the square footage of the Property at no charge, and not have to comply with the provisions of this Article Nine as to such persons’ occupancy. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article Nine shall be void.

(b)                    Collection of Rent.  If, without Landlord’s consent, this Lease is assigned, or any part of the Property is sublet or occupied by anyone other than Tenant or this Lease or the Property or any of Tenant’s leasehold interest is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent or Additional Rent. No such collection of rent shall be deemed to be (i) a waiver of the provisions of this Article Nine, (ii) an acceptance of the assignee, subtenant or occupant as tenant, or (iii) a release of Tenant from the performance of Tenant’s covenants hereunder. Tenant shall remain fully liable for Tenant’s obligations under this Lease, regardless of any assignment or subletting.

(c)                     Further Assignment/Subletting.  Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s express consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.

Section 9.2            Tenant’s Notice and Landlord’s Right of Termination.  If Tenant contemplates an assignment of this Lease or a sublease of all or any portion of the Property which would result, individually or when aggregated with any prior subletting then remaining in effect, in Tenant occupying less than ninety percent (90%) of the rentable square feet of the Property, then Tenant shall give Landlord written notice (the “Intention to Transfer Notice”) thereof (whether or not an assignee or sublessee or the terms of the contemplated assignment or sublease have been determined), which Intention to Transfer Notice shall specify (a) the date Tenant desires the contemplated assignment or sublease to be effective (the “Contemplated Effective Date”), and (b) with respect to a contemplated sublease of all or a part of the Property, a description of the portion of the Property contemplated to be sublet (such portion of the Property, or in the case of an intended assignment, the entire Property, hereinafter referred to as the “Contemplated Transfer Space”), and (c) that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 9.2 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Such Intention to Transfer Notice shall specify that it is delivered to Landlord pursuant to this Section 9.2 and shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) shall be granted the right, at Landlord’s option: (i) to terminate this Lease with respect to the Contemplated Transfer Space, upon the terms and conditions hereinafter set forth, or (ii) if the contemplated transaction is an assignment of this Lease or a subletting of at least ten percent (10%) of the rentable square footage of the Property, to terminate this Lease with respect to the entire Property. Such option may be exercised by written notice from Landlord to Tenant within forty-five (45) days after Landlord’s receipt of the Contemplated Transfer Notice. If Landlord declines, or fails to elect in writing in a timely manner, to terminate this Lease with respect to the Contemplated Transfer Space or the entire Property, as the case may be, under this Section 9.2, then, subject to the other terms of this Article Nine, for a period of three (3) months (the “Three-Month Period”) commencing on the last day of such forty-five (45) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any assignment or subletting made in writing during the Three-Month Period to the sublessee or assignee designated in the Intention to Transfer Notice, provided that any such assignment or subletting is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such assignment or subletting shall be subject to the remaining terms of this Article Nine. If such an assignment or subletting is not so consummated in writing within the Three-Month Period (or if an assignment or subletting is so consummated, then upon the expiration of the term of any assignment or subletting of such Contemplated Transfer Space consummated within such Three-Month Period), Tenant shall again be required to submit a new Intention to Transfer notice to Landlord with respect any contemplated assignment or subletting, as provided above in this Section 9.2.

Section 9.3            Consequences of Landlord’s Termination.  If Landlord exercises its option to terminate all or a portion of this Lease pursuant to Section 9.2: (a) this Lease shall end and expire with respect to all or a portion of the Property for which Landlord elects in writing to terminate, as the case may be, on the Contemplated Effective Date; (b) Base Rent and Tenant’s payments for Additional Rent shall be apportioned, paid or refunded as of such date; (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof; (d) Landlord shall be free to lease the Contemplated Transfer Space or the Property, as the case may be, or any part thereof, to Tenant’s prospective assignee or subtenant; (e) if this Lease shall end with respect to a portion of the Property, Tenant shall, at Tenant’s sole cost and expense, separately demise (in a manner acceptable to Landlord and in compliance with all laws and regulations) such portion of the Property, and make available all utility services (and separate meters) so as to make such portion of the Property a self-contained rental unit satisfactory in all respects to Landlord and in compliance with all legal requirements and building code; and (f) Landlord and Tenant shall have no further liability under this Lease with respect to that portion of the Property so terminated, provided that Tenant shall remain liable, with respect to the period of its tenancy prior to such termination, for the performance of all obligations under the Lease with respect to such portion of the Property so terminated (including, without limitation, Tenant’s payment of reconciliation of common area expenses), and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease, and provided further that any provisions of this Lease which would otherwise expressly survive the expiration or earlier termination of this Lease shall survive such termination pursuant to Section 9.2.

Section 9.4            Conditions to Assignment/Subletting.

(a)                     Required Items of Tenant.  If Landlord does not exercise any of Landlord’s options provided under Section 9.2, and provided that no event of default by Tenant then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld. Such consent shall be granted or denied, as the case may be, within thirty (30) days after Landlord’s receipt of: (a) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business, its proposed use of any Hazardous Material, and its proposed use of the Property; (b) a nonrefundable deposit of an amount equal to One Thousand Five Hundred Dollars ($1,500) (which amount shall be increased from the Commencement Date by the increase in the Index (described in Section 3.2, above) which deposit amount shall be applied by Landlord against Landlord’s attorneys’ fees and legal costs for which Tenant is obligated to reimburse Landlord under this Article Nine); (c) current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements; and (d) any other information Landlord may reasonably request, provided that:

(A)                  in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Property will be used in a manner, which: (a) is in keeping with the then standards of the Project and business park in which the Property is located; (b) limits the use of the Property to uses permitted under this Lease; and (c) does not violate any restrictions set forth in this Lease, any loan which may encumber the Property or Project, the business of the proposed assignee or subtenant and the proposed use of the Property including, but not limited to, the use of any Hazardous Material; or any negative covenant as to use of the Property binding on Landlord;

(B)                    in Landlord’s reasonable judgment the proposed assignee or subtenant has sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be, and Landlord has been furnished with reasonable proof thereof, and Landlord or any affiliate of Landlord is not litigating against or has not been threatened with litigation by such proposed assignee of subtenant or its affiliates within the prior six (6) months;

(C)                    the form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article Nine;

(D)                   there shall be not more than two (2) separately demised subtenants of the Property;

(E)                     Tenant shall, upon demand, reimburse Landlord for all expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for alterations or modifications of the Property proposed to be made in connection therewith, and all legal fees and legal costs reasonably incurred in connection with the granting of any requested consent;

(F)                     if the proposed subtenant or assignee is an entity organized under the laws of any jurisdiction other than the United

States or any state thereof, or is not a United States citizen, if an individual, such person shall waive any immunity to which it may entitled, and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of California; and

(G)                    in Landlord’s reasonable judgment, the proposed assignee or subtenant shall not be of a type or character, or engaged in a business or activity, or owned or controlled by or identified with any entity, which may result in protests or civil disorders at, or other disruptions of the normal business activities in, the Property, Project or business park in which the Property is located.

(b)                    Agreements.  With respect to each and every subletting and/or assignment authorized by Landlord under the provisions of this Lease, it is further agreed that:

(i)                         the form of the proposed assignment or sublease shall be satisfactory to Landlord and shall comply with the provisions of this Article Nine;

(ii)                      no sublease shall be for a term ending later than the expiration date of this Lease, and no sublease of the entire Property shall be for a term ending later than one day prior to the expiration date of this Lease or such sublease of the entire Property shall be classified as an assignment;

(iii)                   no sublease and/or assignment shall be effective, and no subtenant or assignee shall take possession of any part of the Property, until an executed counterpart of such sublease or assignment has been delivered to Landlord and approved by Landlord as provided in Paragraph 9.4 (a);

(iv)                  if an event of default by Tenant shall occur at any time prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 9.8, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further event of default by Tenant hereunder; and

(v)                     each sublease and/or assignment shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, it being the intention of Landlord and

Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and assignees, and anyone claiming under or through any subtenants or assignees, which, if performed or omitted by Tenant, would be a default under this Lease; and Tenant and each subtenant shall be deemed to have agreed that upon the occurrence and during the continuation of an event of default by Tenant hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect, and such subtenant shall, at Landlord’s option and upon notice from Landlord, attorn to Landlord pursuant to the then executory provisions of this Lease other than the monetary terms of this Lease, which monetary terms shall be governed by the executory terms of such sublease, except that Landlord shall not be: (a) liable for any previous act or omission of Tenant under such sublease; (b) subject to any counterclaim, offset or defense, which theretofore accrued to such subtenant against Tenant; (c) bound by any previous modification of such sublease not consented to by Landlord, or by any prepayment of more than one month’s rent and additional rent under such sublease; (d) bound to return such subtenant’s security deposit, if any, except to the extent that Landlord shall receive actual possession of such deposit and such subtenant shall be entitled to the return of all or any portion of such deposit under the terms of its sublease; or (e) obligated to make any payment to or on behalf of such subtenant, or to perform any work in the subleased space or the Property, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Paragraph 9.4 (b) (v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

Section 9.5            Binding on Tenant, Indemnification of Landlord.  Notwithstanding any assignment or subletting or any acceptance of monies or payment by Landlord from any assignee or subtenant, Tenant shall remain fully liable for the payment of all Base Rent and Additional Rent due and for the performance of all other terms, covenants and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant or assignee or anyone claiming under or through any subtenant or assignee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all losses or liabilities resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or anyone claiming under or through any subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article Nine.

Section 9.6            Tenant’s Failure to Complete.  If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Sections 9.2 and 9.4 hereof before assigning this Lease or subletting all or part of the Property.

Section 9.7            Profits on Assignment or Subleasing.  If Tenant shall enter into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within sixty (60) days of Landlord’s consent to such assignment or sublease, deliver to Landlord a complete list of Tenant’s reasonable brokerage fees actually paid to third-party brokers not affiliated or related to Tenant (which brokerage fees may in no event may be greater than five percent (5%) of the total rents to be received by Tenant for such assignment or sublease), together with a list of all of Tenant’s personal or other property to be transferred to such assignee or sublessee, or any affiliates thereof. Tenant shall deliver to Landlord evidence of the payment of such fees promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord the following amounts:

(a)                     Assignment.  In the case of an assignment, on the effective date of the assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including sums paid for the sale or rental of Tenant’s personal property, less, in the case of a sale or rental thereof, the then fair market rental or sale value, as the case may be, but not deducting more than the amount which was added under this sentence for such sale or rental) after first deducting Tenant’s reasonable third-party brokerage fees (which brokerage fee deduction is subject to the limits under the first paragraph of this Section 9.7) in connection with such transaction; or

(b)                    Sublease. In the case of a sublease, fifty percent (50%) of all sums and any other consideration payable under the sublease to Tenant by the subtenant which exceeds on a per square foot basis the Base Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant’s personal property, less, in the case of the sale or rental thereof the then fair market rental or sale value, but not deducting more than the amount which was added under this sentence for such sale or rent under this sentence) after first deducting Tenant’s reasonable third-party brokerage fees (which brokerage fee deduction is subject to the limits under the first paragraph of this Section 9.7) in connection with such transaction. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant.

(c)                     Written Statement. Tenant shall provide to Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property, and any transaction related thereto, within ten (10) days after the transactional documentation is executed, and Landlord may inspect from time to time Tenant’s books and records to verify the accuracy of the amounts due by Tenant under this Section 9.7. Upon written request, Tenant shall promptly furnish to Landlord certified photocopies of all transactional documentation, which shall be certified by Tenant as being true and correct.

Section 9.8            Transfers of Interests in Tenant, and Assignment or Sublease to a Related Party.

(a)                     Entity Transfers. If Tenant is a corporation, the transfer by one or more transfers, directly or indirectly, by merger, assignment, operation of law or otherwise, of a majority of the number of shares of stock and/or voting control of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article Nine shall not apply to the transfer of shares of stock of Tenant if and so long as Tenant is publicly traded on a United States domestic nationally recognized stock exchange. For purposes of this Section 9.8 the term “transfers” shall be deemed to include the issuance of new stock or of treasury stock which results in a majority of the stock of Tenant being held by a person or persons that do not hold a majority of the stock of Tenant on the Commencement Date. If Tenant is a partnership or limited liability company, the transfer by one or more transfers, directly or indirectly, by operation of law or otherwise, of a majority interest in the capital or profit interest of the partnership or limited liability company, or transfer of control of the partnership or limited liability company, shall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company, trust, or any other legal entity (including a corporation or a partnership), the transfer by one or more transfers, directly or indirectly, of control of such entity, however characterized, shall be deemed a voluntary assignment of this Lease. The provisions of Section 9.1 shall not apply to transactions with an entity into or with which Tenant is merged or consolidated so long as; (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease; (ii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (a) the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (b) the net worth of the original Tenant on the date of this Lease; (iii) the persons who owned a controlling interest in Tenant on the Commencement Date also own a controlling interest in the surviving entity in such merger; (iv) proof satisfactory to Landlord of such net worth is delivered to Landlord at least ten (10) days prior to the effective date of any such transaction; and (v) Landlord receives copies of all relevant documents regarding such merger, including the filed certificate of merger, prior to or within twenty (20) days of such merger.

(b)                    Sublease or assignment to a Related Entity. Tenant may, without the receipt of Landlord’s consent and without the application of Landlord’s termination rights under Section 9.2 or Landlord’s right to share in profits under Section 9.7, permit any person of which the original Tenant named in Article One of this Lease owns at least eighty percent (80%) of the voting stock (a “Related Entity”) to sublet or be assigned all or part of the Property for any permitted use for so long as such Person remains a Related Entity, provided that: (i) Tenant provides Landlord with prior written notice of such sublease or assignment to such Related Entity and any documentation or information reasonably requested by Landlord regarding such assignment or subletting or such Related Entity; (ii) such assignment or subletting is not a subterfuge by Tenant to avoid its obligations under this Lease; and (iii) the Related Entity is, in Landlord’s reasonable judgment, of a character and engaged in a business which is in keeping with the standards for the Property and the occupancy thereof. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease or the Property nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder.

(c)                     Applicability. The limitations set forth in this Section 9.8 shall apply to subtenant(s), assignee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 9.8 shall be a transfer in violation of Section 9.1, and this Article Nine.

(d)                    Modifications; Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord (or its affiliate) of a building other than the Property agrees to assume or perform the obligations of the Tenant under this Lease shall be deemed a sublease for the purposes of Section 9.1 hereof.

Section 9.9            Assumption of Obligations. Any assignment, sublease or transfer, whether made with Landlord’s consent or without Landlord’s consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee or sublessee executes, acknowledges and delivers to Landlord: (i) an agreement in form and substance satisfactory to Landlord whereby the assignee or sublessee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment, sublease or transfer, the provisions of Section 9.1 hereof shall be binding upon it in respect of all future assignments, subleases and transfers; and (ii) certificates or policies of insurance as required of the Tenant under this Lease.

Section 9.10      Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee, sublessee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee, sublessee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 9.11      Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or rejected in any Federal bankruptcy proceeding of the types described in Section 10.2 hereof or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon written request of Landlord given within thirty (30) days after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall: (i) pay to Landlord all Base Rent, Additional Rent, and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination; and (ii) as “tenant,” enter into a new lease of the Property with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the expiration date of this Lease, unless sooner terminated in accordance therewith, at the same rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (a) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court; (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence; and (c) such new lease shall require Tenant named herein to pay all Base Rent and other amounts which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

ARTICLE TEN:   DEFAULTS, REMEDIES

Section 10.1                Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section l0.2                    Defaults. Tenant shall be in material default under this Lease:

(a)                     Abandonment. If Tenant abandons the property or if Tenant’s vacation of the Property results in the cancellation of any insurance described in Section 4.4;

(b)                    Failure to Pay. If Tenant fails to pay rent or any other charge or amount when due.

(c)                     Nonperformance. If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(d)                    General Assignment and Bankruptcy. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this paragraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

(e)                     Guaranty Not Revocable. If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under the Lease. Unless otherwise expressly provided in writing, no guaranty of the Lease is revocable.

Section 10.3                            Remedies. On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)                     Types of Remedies. Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including: (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.3 (a), or (ii) proceeding under Paragraph 10.3(b).

(b)                    Maintain Tenant’s Right of Possession. Maintain Tenant’s right to possession (in California under California Civil Code Section 1951.4, as amended, or its successor provision), in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due. Landlord and Tenant agree that the limitations on assignment and subletting contained in Article Nine of this Lease are reasonable. Landlord and Tenant specifically agree that Landlord’s acts, if any, of maintenance or preservation, and Landlord’s efforts to relet the Property, or the appointment of a receiver to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.

(c)                     Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.4  Repayment of “Free” Rent. If this Lease provides for a postponement of any monthly rental payments, a period of “free” rent or other rent concession, such postponed rent or “free” rent is called the “Abated Rent”. Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full, and this Lease shall be enforced as if there were no such rent abatement or other rent concession, and in such case the Abated Rent shall be calculated based on the full initial rent payable under this Lease, increased as if there had never been such Abated Rent.

Section 10.5  Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN:   PROTECTION OF LENDERS

Section 11.1  Subordination. This Lease is subordinated to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts or providing notices shall not be deemed material). Notwithstanding any provision of this section 11.1, Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground Lease, deed of trust or mortgage or the date of recording thereof.

Section 11.2  Attornment. If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

Section 11.3  Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.4  Estoppel Certificates.

(a)                     Requirements. Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed) ; (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base

Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b)                    Tenant’s Nondelivery. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.5  Tenant’s Financial Condition. Within ten (10) days after written request from Landlord, Tenant and any guarantor of Tenant’s obligations shall deliver to Landlord such financial statements and tax returns as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE:   LEGAL COSTS

Section 12.1  Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any legal fees and legal costs which the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such attorneys’ fees and costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.2  Landlord’s Consent. Tenant shall pay Landlord’s attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE THIRTEEN:   MISCELLANEOUS PROVISIONS

Section 13.1  Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 13.2  Landlord’s Liability; Certain Duties.

(a)                     “Landlord”. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the

Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations or Landlord under this Lease only during the time such Landlord has title to the fee interest in the Property. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b)                    Tenant’s Notice of Landlord’s Default. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

(c)                     Liability. Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.3  Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.4  Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission. This Lease, and any guaranty executed in connection therewith, is to be deemed prepared jointly by the Landlord and the Tenant, and any uncertainty or ambiguity existing therein, if any, shall not be interpreted against any party, but instead, according to the application of the rules of interpretation of contracts. Both Landlord and Tenant acknowledge the right and opportunity to have been represented by legal counsel in the preparation of this Lease and any accompanying guaranty. Therefore, this Lease and any guaranty thereof shall be interpreted as if prepared by both the Landlord and the Tenant.

Section 13.5  Incorporation of Prior Agreements, Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.6  Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered, sent by facsimile, delivered by next-day overnight delivery by a recognized overnight mail and delivery company; or sent by certified mail, return receipt requested, postage prepaid, or sent by United States mail postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.3 above, except that upon Tenant’s taking possession of the Property, the property shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in section 1.2 above. All notices shall be effective upon personal delivery; if mailed, then three (3) days after deposit in the United States mail; if delivered by next-day delivery, then the next business day; or if sent by facsimile, then upon the sending of such facsimile provided a copy of same is mailed by United states mail to the address and in the manner provided for in this paragraph. Either party may change its notice address upon written notice to the other party.

Section 13.7  Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.8  Recordation. Tenant shall not record this Lease without prior written consent from Landlord. Landlord may require that a “Short Form” memorandum of this Lease be executed by both parties and be recorded.

Section 13.9  Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the State of California shall govern this Lease.

Section 13.10  Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. On the date this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. On the date this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership. If Tenant is a limited liability company, each person or entity signing this Lease for Tenant represents and warrants that he or it is the manager of the limited liability company, that he or it has full authority to sign for the limited liability company, and that this Lease binds the limited liability company. Tenant shall give written notice to Landlord of any limited liability company’s manager’s withdrawal or addition. On the date this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s certificate of organization and operating agreement of the limited liability company.

Section 13.11  Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12  Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13  Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant shall not be deemed an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14  Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Landlord and Tenant have initialed and signed this Lease and have initialed all Riders which are attached to or incorporated by reference in this Lease.

“LANDLORD”

Cypress-Southbay, LLC, a California limited liability company

By:	Cypress Management Company, Inc., a California corporation, Manager

	By:	/s/ Brian L. Harvey
Brian L. Harvey, President

“TENANT”

Marlog Cargo USA, Inc., a California corporation, d/b/a Schumacher Cargo Lines

By:	/s/ A. Howden
Name:	A. Howden
Its:	V President

By:	/s/ Martin Baker
Name:	Martin Baker
Its:	President

CONSTRUCTION RIDER
TO INDUSTRIAL REAL ESTATE LEASE
DATED JULY 29, 2003 BY AND BETWEEN
CYPRESS-SOUTHBAY, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY,
AND

MARLOG CARGO USA, INC., A CALIFORNIA CORPORATION

1.                          Repairs to Existing Building Improvements. Landlord shall perform prior to the Commencement Date, at Landlord’s sole cost and expense, the following described items (“Tenant Improvements”) to the building portion of the Property under the following described, terms:

(i)                        Clean the interior portion of the Property.

(ii)                     Freshly paint the interior office areas and warehouse walls of the Property.

(iii)                  Verify that the mechanical systems are in good and operating order.

(iv)                 Replace, as necessary, light bulbs in the office area and warehouse area of the Property.

(v)                    Install new carpeting in the interior office areas of the Property.

All Tenant Improvements shall be done to Landlord’s normal and standard qualities and quantities for properties similar to the Property.

2.                          No Setoff. In the event that Tenant claims that there are defects in the performance or construction of the Tenant Improvements or defective repairs of the building, Tenant may not setoff against any amounts owed to Landlord for rent or otherwise under the Lease.

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Landlord and Tenant have executed this Construction Rider to Industrial Real Estate Lease on the date of the Lease.

“Landlord” Cypress-Southbay, LLC, a California limited liability company
By:	Cypress Management Company, Inc., a California corporation, Manager
	By:	/s/ Brian L. Harvey
Brian L. Harvey, President

“Tenant” Marlog Cargo USA, Inc., a California corporation, d/b/a Schumacher Cargo Lines
By:	/s/ A. Howden
Name:	A. Howden
Its:	V. President

By:	/s/ Martin Baker
Name:	Martin Baker
Its:	President

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